                  SECURITIES AND EXCHANGE COMMISSION


                        Washington, D.C.  20549




                               FORM 8-K



                             CURRENT REPORT




                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934






                            April 1, 1996





                         Mallinckrodt Group Inc.
         (Exact name of registrant as specified in its charter)


          New York                   1-483           36-1263901
(State or other jurisdiction      (Commission     (I.R.S. Employer
    of incorporation)              File Number)    Identification No.)


 7733 Forsyth Boulevard, St. Louis, MO                63105-1820
(Address of principal executive offices)              (ZIP Code)


Registrant's telephone number,                      (314)854-5200
     including area code

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Item 5.  Other Events
A press release was issued April 1, 1996. The relevant portion of the text of that release was as follows:

(An asterisk [*] indicates registered trademark.)

MOLECULAR BIOSYSTEMS, MALLINCKRODT GROUP ANNOUNCE COMPLETION OF PHASE 3 CLINICAL TRIAL ON ULTRASOUND CONTRAST AGENT, FS069

SAN DIEGO, Ca., and ST. LOUIS, Mo., April 1, 1996 -- Molecular Biosystems, Inc. (NYSE:MB) (MBI) and Mallinckrodt Group Inc. (NYSE:MKG) today announced completion of patient enrollment in a Phase 3 clinical trial involving FS069, their next generation ultrasound contrast agent.

     The Phase 3 trial is the last of a series of critical studies completed which will be submitted to the U.S. Food and Drug Administration in support of obtaining regulatory approval to market FS069 for cardiac function indications. A filing is planned for the latter part of this year followed by a Pan-European submission for European approval.

     The Phase 3 trial was performed at 14 prominent institutions in the United States and enrolled a total of 200 patients who received diagnostic ultrasound (echocardiography) examinations of the heart. FS069 and ALBUNEX* (the only FDA approved ultrasound contrast agent currently on the market) were administered to all 200 patients.

     Both agents were studied for their ability to provide left ventricular opacification (LVO) and improvement in endocardial border delineation (EBD). The latter is essential in an echocardiographer's ability to diagnose regional and global wall motion abnormalities of the heart which in turn is a measure of the severity of coronary artery disease. In addition, the ability of FS069 to enhance Doppler signals was also measured, an important determinant of valvular heart disease.

     The final results will be presented later this year after complete analysis. "The early findings from this Phase 3 clinical trial further reinforces our belief in the high safety and efficacy profile of this contrast agent," said Kenneth J. Widder, M.D., Chairman and CEO of Molecular Biosystems. "With the numerous strengths of our partner, Mallinckrodt Medical, Inc., who will continue the clinical development of FS069 for non-cardiac indications, I am very confident that we will maintain our leadership position in this field."

     Molecular Biosystems, Inc., based in San Diego, California, is a world leader in the development of ultrasound contrast agents for medical imaging. ALBUNEX*, the first FDA approved ultrasound imaging agent is currently marketed in the United States by Mallinckrodt Medical, Inc. (Mallinckrodt Group Inc. NYSE:MKG). MBI shares are listed on the New York Stock Exchange under the symbol "MB."

     Mallinckrodt Group is a St. Louis-based company with fiscal 1995 net sales of $2 billion. Through its technology-based business, it provides more than 2,000 human and animal health and specialty chemical products in more than 100 countries.

     This news release contains forward looking statements that involve risk and uncertainties. The actual results of the trials described herein may differ from the Company's expectations discussed. Among the factors that could result in a materially different outcome are the inherent uncertainties accompanying new product development and the actions of regulatory authorities.



                               #   #   #



MALLINCKRODT GROUP INC.




ROGER A. KELLER
Vice President, Secretary
  and General Counsel


DATE:  April 2,1996